Exhibit 10.13
Execution Version
BOARD OBSERVER AGREEMENT
     THIS BOARD OBSERVER AGREEMENT (this “Agreement”), dated as of September 29, 2009, is made by and between AEI, a Cayman Islands company (the “Company”), and Ashmore Investment Management Limited as agent for and on behalf of the various funds and accounts to which it is appointed as investment manager or adviser (“Ashmore”).
     WHEREAS, certain funds that have appointed Ashmore as their investment advisor currently hold a significant portion of the outstanding ordinary shares of the Company;
     WHEREAS, the Company and Ashmore desire to provide herein for certain matters relating to the corporate governance of the Company;
     NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein, the parties hereto agree as follows:
     1. Definitions. As used in this Agreement, the following terms shall have the meanings ascribed to them below:
     “Affiliate” shall mean, with respect to a Person (as hereinafter defined), any other Person that, directly or indirectly controls, is controlled by, or is under common control with such person.
     “Board” shall have the meaning set forth in Section 2 hereof.
     “Confidential Information” shall have the meaning set forth in Section 5 hereof.
     “Observer” shall have the meaning set forth in Section 2 hereof.
     “Person” shall mean any natural person, corporation, limited partnership, limited liability company, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity.
     2. Right to Appoint Board Observers. The Company hereby agrees that Ashmore shall have the right to designate representatives to attend meetings of the Board of Directors of the Company (the “Board”) or any committee thereof as non-voting observers (each, an “Observer”). Each Observer shall be an employee or agent of Ashmore or an Affiliate of Ashmore. Subject to the provisions of Section 4 and 5 hereof, each Observer shall have the right: (i) to attend in a non-voting capacity any meeting of the Board or any committee thereof, whether in person or telephonically, and (ii) to receive (and shall be provided concurrently with its delivery to the members of the Board with) all notices of Board and Board committee meetings, all Board and Board committee packages and all other information distributed to the members of the Board in connection with such meetings. Any failure to deliver notice to an Observer in connection with such Observer’s right to attend any meeting of the Board or a committee thereof shall not impair the validity of any action taken by the Board or committee, as applicable, at such meeting. Observers shall not have any voting rights that the directors of the Company have and shall not be subject to any fiduciary duties applicable to the directors of the Company, and shall owe their duties solely to Ashmore.

     3. Actions in Lieu of a Meeting. Subject to the provisions of Sections 4 and 5 hereof, the Observers shall be entitled to receive copies of any action taken by a consent in lieu of a meeting of the Board within 10 days after the date of such consent. Notice of such consent shall be given to the Observers concurrently with the distribution of the request for such consent to the members of the Board, provided that failure to give such notice or deliver a copy of any such consent to an Observer shall not, of itself, impair the validity of any action taken by the Board pursuant to such consent.
     4. Exceptions to Observer Rights. Notwithstanding anything to the contrary contained herein, the Company shall have the right to withhold from an Observer written materials and other information, including portions of the minutes of meetings of the Board or any committees thereof, and exclude an Observer from any meeting of the Board or a committee, if the Board determines, in its sole discretion, that the Observers’ access to such information (i) could jeopardize an attorney-client privilege or result in (a) a breach by the Company of its obligations under any agreement, arrangement or understanding or (b) a violation of any applicable law or (ii) is necessary or appropriate in furtherance of discharging the Board’s fiduciary duties to the Company. In addition, if the Board or any committee is considering any transaction in which Ashmore or any of its Affiliates has an existing interest, then the Company may withhold from the Observers written materials and other information relating to such transaction and the Observers shall excuse themselves from any portion of a meeting in which such transaction is discussed.
     5. Confidentiality. Except with the prior written consent of the Company and except as otherwise required by law, Ashmore shall, and shall cause each of its Affiliates and the Observers to (a) hold in strict confidence and trust all information relating to the Company or its subsidiaries or their respective assets or operations that is provided to the Observers or to Ashmore by the Company or any officer or director thereof (the “Confidential Information”), (b) not release or disclose in any manner whatsoever to any other Person any Confidential Information, (c) use the Confidential Information solely in connection with its Observer rights hereunder and not for any other purpose and (d) not use any Confidential Information in violation of any applicable laws, including, without limitation, any applicable U.S. federal or state securities laws; provided that (i) the foregoing provisions shall not apply to any disclosure, to the extent reasonably required, to those of Ashmore’s auditors, attorneys and other representatives who agree to be bound by the provisions of this Section 5, (ii) the foregoing provisions shall not apply where Ashmore or any of its Affiliates or an Observer is compelled to disclose Confidential Information by judicial or administrative process or, in the reasonable opinion of its counsel, by other requirements of law (provided that, if legally permissible, prior written notice of such disclosure is given to the Company so that the Company may take action to prevent such disclosure and any such disclosure is limited to only that portion of the Confidential Information which such Person is compelled to disclose), and (iii) the term “Confidential Information” shall not include information (A) which is or becomes generally available to the public other than as a result of disclosure of such information by Ashmore, any of its Affiliates or an Observer or (B) becomes available to the recipient of such information on a non-confidential basis from a source which is not, to the recipient’s knowledge, bound by a confidentiality or other similar agreement, or by any other legal, contractual or fiduciary obligation which prohibits disclosure of such information to the other parties hereto.
     6. Term; Termination. The rights and obligations of the parties hereunder shall continue in effect until such time as (i) the Board, in its sole discretion, determines to terminate this Agreement and revoke Ashmore’s right to appoint Observers or (ii) this Agreement is terminated by Ashmore. All rights and obligations of the parties hereto shall terminate concurrently with the termination of this Agreement, except for the confidentiality restrictions set forth in Section 5 which shall survive for a period of one year from termination.
     7. Assignment. This Agreement and the rights and obligations hereunder may not be assigned by Ashmore without the prior written consent of the Company and any purported or attempted assignment without such consent shall be void and of no force and effect.

     8. Observers. The parties hereby confirm that each of Mark Coombs and Brent de Jong would be acceptable to the Company if appointed as an Observer. Ashmore may designate another employee or agent of Ashmore or its Affiliate to serve as an Observer upon written notice to the Company (it being understood that notice by email is sufficient for this purpose).
     9. Destruction of Confidential Materials. Ashmore hereby agrees that at any time, upon the request of the Company, it will promptly deliver to the Company or destroy any and all Confidential Information that has been previously provided to Ashmore, except that one copy of any such Confidential Information may be retained for Ashmore’s records. Notwithstanding any such return, destruction or retention of the Confidential Information, Ashmore will continue to be bound by the confidentiality restrictions set forth in Section 5 and other obligations hereunder for the term specified herein.
     10. Applicable Law. This Agreement shall be governed by, and construed in accordance with, English law, without giving effect to the conflicts of law principles thereof.
     11. Section Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.
     12. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the matters set forth herein and supersedes any and all prior agreements, arrangements and understandings among the parties.
     13. Severability of Provisions. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.
     14. Effective Date. This Agreement shall become effective upon consummation of an offering, involving not less than $400 million of gross proceeds (to the Company and/or its shareholders), upon the completion of which ordinary shares of the Company will be listed on the New York Stock Exchange, the American Stock Exchange, Nasdaq, London Stock Exchange, Sao Paulo Stock Exchange or any other stock exchange agreed by the shareholders of the Company.
     15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
     16. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by and receipted for by the party to whom said notice or other communication shall have been directed, (ii) sent by nationally recognized overnight courier, or (iii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:
     (a) If to Ashmore, to:
Ashmore Investment Management Limited
61 Aldwych, 5th Floor
London WC2B 4AE
England
Attention: Craig Webster

     (b) If to the Company, to:
AEI
Clifton House
75 Fort Street
P.O. Box 190GT
George Town, Grand Cayman
Cayman Islands
With a copy to :
AEI Services LLC
700 Milam, Suite 700
Houston, TX 77002
Attn: General Counsel
[The remainder of the page has been intentionally left blank. Signature page follows.]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

AEI
By	/s/ James A. Hughes
	Name:	James A. Hughes
	Title:	Chief Executive Officer

ASHMORE INVESTMENT MANAGEMENT LIMITED As agent for and on behalf of the various funds accounts to which it is appointed as investment manager or adviser
By	/s/ Craig Webster
	Name:	Craig Webster
	Title:	General Counsel

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